UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       August 5, 2016 (August 2, 2016 )

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 2, 2016, Majesco Limited and Majesco Software and Solutions India Private Limited, a wholly-owned subsidiary of Majesco (“MSSIPL”), entered into a Master Services Agreement (the “Services Agreement”) pursuant to which each party will provide services to the other as and when needed for a service fee equal to cost plus a margin. The service provider will not be liable to the service recipient or third party client for any loss, damage or expense that may result from the provision of or failure to provide the services.

This Services Agreement has a one-year term and will renew automatically for additional one-year terms, without notice, unless prior to that time either party provides written notice of non-renewal. The Services Agreement may be terminated by either party for any reason or no reason, whether or not extended beyond the first year, by giving the other party written notice of termination sixty days in advance.

On August 2, 2016, Majesco Limited and MSSIPL entered into a Memorandum of Understanding (the “MOU”) pursuant to which MSSIPL grants Majesco Limited a perpetual, royalty free right to use the intellectual property rights of MSSIPL in “Elixir”, including any improvements and upgrades, in connection with Majesco Limited’s India insurance business.

Majesco Limited is the holder of record of shares of common stock of Majesco representing approximately 70% of the issued and outstanding capital stock of Majesco. For more information about Majesco’s relationship with Majesco Limited and its affiliates, see “Certain Relationships and Related Party Transactions” included in our definitive proxy statement on Schedule 14A filed with the SEC on July 1, 2016, which is incorporated by reference herein.

The foregoing summaries of the Services Agreement and the MOU do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 attached hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Master Services Agreement, dated August 2, 2016, between Majesco Limited and Majesco Software and Solutions India Private Limited

10.2 Memorandum of Understanding, dated August 2, 2016, between Majesco Limited and Majesco Software and Solutions India Private Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: August 5, 2016

EXHIBIT INDEX

10.1 Master Services Agreement, dated August 2, 2016, between Majesco Limited and Majesco Software and Solutions India Private Limited

10.2 Memorandum of Understanding, dated August 2, 2016, between Majesco Limited and Majesco Software and Solutions India Private Limited